Exhibit 99.1

MVB Financial Corp. Reports Second Quarter 2017 Earnings

Company Release - 07/31/2017 4:15 PM

FAIRMONT, W.Va., July 31, 2017 /PRNewswire/ – MVB Financial Corp. (OTC Markets Group OTCQB: MVBF) and its subsidiaries - MVB Bank and MVB Mortgage (collectively “MVB”) - reported total net income of $2.3 million or $0.21 per share basic and $0.20 per share diluted for the three months ended June 30, 2017, compared to $2.5 million or $0.27 per share basic and $0.25 per share diluted for the three months ended June 30, 2016, excluding discontinued operations.

Approximately 1.9 million shares of the Company’s common stock was issued from a capital raise completed in December 2016 and 434,783 shares of the Company's common stock was issued from a rights offering completed in April 2017. The $0.06 decrease in basic earnings per share for the three months ended June 30, 2017, compared to the same time period in 2016, resulted from the additional issued shares as year-over-year net income available to common shareholders, excluding discontinued operations, remained flat.

“This sale created outstanding shares and is reflected in a short-term, negative impact on earnings per share; however, this strategic sale will help drive value for the long-term and will add liquidity to MVB stock,” said Larry F. Mazza, CEO & President of MVB Financial Corp.
“MVB Mortgage is feeling the effects of two critical happenings at the end of 2016. After the election, mortgage rates spiked; but, those rates have since fallen to lower levels to encourage mortgage volume. The mortgage volume declined in the fourth quarter of 2016, but has since picked up very strong momentum and looks promising for the rest of 2017."

SECOND QUARTER 2017 HIGHLIGHTS

▪	Net interest income of $10.9 million increased $588 thousand, or 5.7% from March 31, 2017, and $152 thousand, or 1.4% from the second quarter ended June 30, 2016.

▪	Total assets continue to steadily grow and reached $1.5 billion as of June 30, 2017.

▪
Loans of $1.1 billion as of June 30, 2017 increased $25.6 million, or 2.4% from March 31, 2017, and $14.9 million, or 1.4% from June 30, 2016, despite a decrease in commercial real estate concentration levels, from 382% at June 30, 2016, to 307% at March 31, 2017, and 306% at June 30, 2017.

▪	Strong credit quality continued with non-performing loans to total loans of 0.46% and annualized net loan charge-offs to total loans of 0.05% at June 30, 2017.

As previously announced, MVB Bank opened its third Morgantown, West Virginia, branch banking location and its first branch banking location in Leesburg, Virginia. The new Morgantown branch, located at 51 Donahue Drive, Suite 115, and the new Leesburg branch, located at 106 Harrison Street SE, Suite 100, both feature automated interactive teller systems ("AIT"). Five MVB Bank locations currently utilize the state-of-the-art AIT technology, which increases client accessibility and allows for extended hours of operation and enhanced security while keeping the human touch. The Bank is moving into its third year of utilizing this new banking technology.

Exhibit 99.1

“Not burdened with outdated legacy branches in declining markets and counter to bank branching trends, MVB Bank is positioned to strategically pinpoint well-performing markets for new branch locations. Our two newest branches, in Morgantown, West Virginia and Leesburg, Virginia, have expanded our footprint in two of the best growth markets in the Tri-State region,” Mazza said.

In 2016, management focused on diversifying its lending to reduce commercial real estate concentration levels. This coupled with higher than usual loan payoffs, reflected a smaller total loan growth than anticipated for the quarter. Loans as of June 30, 2017 totaled $1.102 billion, an increase of $25.6 million, or 2.4% when compared to loan balances at March 31, 2017. In comparison to the June 30, 2016 loan balance of $1.088 billion, loans increased $14.9 million, or 1.4%. Commercial loans increased $29.0 million from March 31, 2017, while still maintaining an appropriate level of commercial real estate concentration.

Deposits as of June 30, 2017 totaled $1.100 billion, a decrease of $36.9 million, or 3.2% when compared to deposit balances at March 31, 2017. In comparison to the June 30, 2016 deposit balance of $1.067 billion, deposits increased $32.4 million, or 3.0%. Noninterest bearing deposit balances have steadily improved and reached $121.4 million as of June 30, 2017, an increase of $2.1 million since March 31, 2017 and $25.0 million since June 30, 2016. The linked quarter decrease in deposit balances at June 30, 2017 is primarily attributable to a $26.6 million seasonal decrease in public fund deposits and the maturity of $19.4 million in non-brokered internet certificates of deposit that management deliberately let mature due to the growth in other deposits.

Net interest income for the second quarter of 2017 was $10.9 million, an increase of $588 thousand, or 5.7% from March 31, 2017 and $152 thousand, or 1.4% from the second quarter ended June 30, 2016. Net interest margin for the second quarter of 2017 was 3.31%, an increase of 12 basis points from March 31, 2017 and 17 basis points from the second quarter ended June 30, 2016.

Provision for loan losses for the second quarter of 2017 was $523 thousand, an increase of $5 thousand, or 1.0% from March 31, 2017 and a decrease of $752 thousand, or 59% from the second quarter ended June 30, 2016. The decrease in provision for loan loss is most attributable to a significantly lower level of charge-offs, with the overall decrease also being impacted by increased loan volume and variations in historical loss rates.

Through continued effective collection and successful workout efforts, the Company's nonperforming loans to total loans was 0.46% as of June 30, 2017, a decrease of 13 basis points from March 31, 2017 and 29 basis points from June 30, 2016. In addition, the Company's annualized net loan charge-offs to total loans was 0.05% as of June 30, 2017, a decrease of 4 basis points from March 31, 2017 and 18 basis points from June 30, 2016.

Noninterest income for the second quarter of 2017 was $11.6 million, an increase of $2.7 million, or 31.1% from March 31, 2017 and a decrease of $434 thousand, or 3.6% from the second quarter ended June 30, 2016. The linked quarter increase was primarily the result of a $3.0 million increase in gain on derivatives. The year over year decrease was primarily the result of a $445 thousand decrease in mortgage fee income. MVB Mortgage noninterest income for the second quarter of 2017 was $10.1 million, an increase of $2.3 million, or 29.1% from March 31, 2017 and a decrease of $833 thousand, or 7.6% from the second quarter ended June 30, 2016.

Noninterest expense for the second quarter of 2017 was $18.5 million, an increase of $2.2 million, or 13.4% from March 31, 2017 and $747 thousand, or 4.2% from the second quarter ended June 30, 2016. The linked quarter increase was primarily driven by an increase in salaries and employee benefits related to closed mortgage volume, which increased 31.2%. The year over year increase was primarily the result of higher data processing, travel and meals and entertainment expenses related to the Bank's core processing system conversion that was completed during the second quarter of 2017.

As previously announced, on May 17, 2017, MVB Financial Corp. declared a quarterly cash dividend of $0.025 per share to shareholders of record at the close of business on June 1, 2017, payable June 15, 2017. This was the second quarterly dividend for 2017 and was equal to the March 2017 payout of $0.025 per share. The cash dividend of $0.05

Exhibit 99.1

through the six months ended June 30, 2017, increased $0.01, or 25% compared to the six months ended June 30, 2016.

About MVB Financial Corp.

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank's subsidiary, MVB Mortgage, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.

The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

For more information, please visit ir.mvbbanking.com.

Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as "believes," "expects," "anticipates," "may," or similar expressions occur in this Earnings Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Earnings Release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company's financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.

Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com

Exhibit 99.1

MVB Financial Corp.
Financial Highlights

Condensed Consolidated Statements of Income (Unaudited) (Dollars in thousands, except per share data)

	Six Months Ended June 30,		Three Months Ended June 30,	Three Months Ended March 31,	Three Months Ended June 30,
	2017	2016	2017	2017	2016
Interest income	$26,882	$26,962	$13,814	$13,068	$13,580
Interest expense	5,682	5,525	2,920	2,762	2,838
Net interest income	21,200	21,437	10,894	10,306	10,742
Provision for loan losses	1,041	1,900	523	518	1,275
Noninterest income	20,391	20,613	11,567	8,824	12,001
Noninterest expense	34,820	33,656	18,503	16,317	17,756
Income from continuing operations, before income taxes	5,730	6,494	3,435	2,295	3,712
Income tax expense - continuing operations	1,896	2,134	1,175	721	1,254
Net income from continuing operations	3,834	4,360	2,260	1,574	2,458
Loss from discontinued operations, before income taxes	—	6,346	—	—	6,516
Income tax benefit - discontinued operations	—	2,411	—	—	2,475
Net loss from discontinued operations	—	3,935	—	—	4,041
Net income	$3,834	$8,295	$2,260	$1,574	$6,499
Preferred dividends	251	500	122	129	314
Net income available to common shareholders	$3,583	$7,795	$2,138	$1,445	$6,185

Earnings per share from continuing operations - basic	$0.35	$0.48	$0.21	$0.14	$0.27
Earnings per share from discontinued operations - basic	$—	$0.49	$—	$—	$0.50
Earnings per common shareholder - basic	$0.35	$0.97	$0.21	$0.14	$0.77

Earnings per share from continuing operations - diluted	$0.35	$0.45	$0.20	$0.14	$0.25
Earnings per share from discontinued operations - diluted	$—	$0.40	$—	$—	$0.38
Earnings per common shareholder - diluted	$0.35	$0.85	$0.20	$0.14	$0.63

Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands)

	June 30, 2017	March 31, 2017	December 31, 2016	June 30, 2016
Cash and cash equivalents	$17,805	$18,278	$17,340	$28,762
Certificates of deposit with other banks	14,527	14,527	14,527	13,150
Investment securities	175,110	172,754	162,368	138,844
Loans held for sale	107,825	71,921	90,174	131,671
Loans	1,102,378	1,076,782	1,052,865	1,087,506
Allowance for loan losses	(9,748)	(9,372)	(9,101)	(9,091)
Net loans	1,092,630	1,067,410	1,043,764	1,078,415
Premises and equipment	27,462	26,079	25,081	25,846
Goodwill	18,480	18,480	18,480	18,480
Other assets	53,214	44,502	47,070	49,794
Total assets	$1,507,053	$1,433,951	$1,418,804	$1,484,962

Deposits	$1,099,608	$1,136,466	$1,107,017	$1,067,242
Borrowed funds	189,384	90,611	90,921	213,008
Other liabilities	71,227	68,149	75,241	80,693
Shareholders' equity	146,834	138,725	145,625	124,019
Total liabilities and shareholders' equity	$1,507,053	$1,433,951	$1,418,804	$1,484,962

Exhibit 99.1

Reportable Segments (Unaudited)

Three Months Ended June 30, 2017	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$12,907	$1,073	$1	$(167)	$13,814
Mortgage fee income	188	8,937	—	(173)	8,952
Insurance and investment services income	124	—	—	—	124
Other income	1,405	1,137	1,307	(1,358)	2,491
Total operating income	14,624	11,147	1,308	(1,698)	25,381
Expenses:
Interest expense	2,168	534	558	(340)	2,920
Salaries and employee benefits	3,267	7,147	1,384	—	11,798
Provision for loan losses	467	56	—	—	523
Other expense	5,065	2,044	954	(1,358)	6,705
Total operating expenses	10,967	9,781	2,896	(1,698)	21,946
Income (loss) from continuing operations, before income taxes	3,657	1,366	(1,588)	—	3,435
Income tax expense (benefit) - continuing operations	1,165	540	(530)	—	1,175
Net income (loss) from continuing operations	2,492	826	(1,058)	—	2,260
Net income (loss)	$2,492	$826	$(1,058)	$—	$2,260
Preferred stock dividends	—	—	122	—	122
Net income (loss) available to common shareholders	$2,492	$826	$(1,180)	$—	$2,138

Exhibit 99.1

Reportable Segments (Unaudited)

Three Months Ended March 31, 2017	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$12,312	$781	$1	$(26)	$13,068
Mortgage fee income	185	9,637	—	(188)	9,634
Insurance and investment services income	124	—	—	—	124
Other income	953	(1,831)	1,210	(1,266)	(934)
Total operating income	13,574	8,587	1,211	(1,480)	21,892
Expenses:
Interest expense	2,119	304	551	(212)	2,762
Salaries and employee benefits	2,657	5,955	1,350	—	9,962
Provision for loan losses	500	18	—	—	518
Other expense	4,650	2,098	875	(1,268)	6,355
Total operating expenses	9,926	8,375	2,776	(1,480)	19,597
Income (loss) from continuing operations, before income taxes	3,648	212	(1,565)	—	2,295
Income tax expense (benefit) - continuing operations	1,161	96	(536)	—	721
Net income (loss) from continuing operations	2,487	116	(1,029)	—	1,574
Net income (loss)	$2,487	$116	$(1,029)	$—	$1,574
Preferred stock dividends	—	—	129	—	129
Net income (loss) available to common shareholders	$2,487	$116	$(1,158)	$—	$1,445

Exhibit 99.1

Reportable Segments (Unaudited)

Three Months Ended June 30, 2016	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Insurance	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$12,591	$1,154	$1	$—	$(166)	$13,580
Mortgage fee income	(73)	9,750	—	—	(280)	9,397
Insurance and investment services income	122	—	—	—	—	122
Other income	1,404	1,157	1,252	—	(1,332)	2,481
Total operating income	14,044	12,061	1,253	—	(1,778)	25,580
Expenses:
Interest expense	2,159	572	553	—	(446)	2,838
Salaries and employee benefits	2,899	7,430	1,406	—	—	11,735
Provision for loan losses	1,275	—	—	—	—	1,275
Other expense	4,431	1,982	939	—	(1,332)	6,020
Total operating expenses	10,764	9,984	2,898	—	(1,778)	21,868
Income (loss) from continuing operations, before income taxes	3,280	2,077	(1,645)	—	—	3,712
Income tax expense (benefit) - continuing operations	1,012	800	(558)	—	—	1,254
Net income (loss) from continuing operations	2,268	1,277	(1,087)	—	—	2,458
Income (loss) from discontinued operations	—	—	6,926	(410)	—	6,516
Income tax expense (benefit) - discontinued operations	$—	$—	$2,629	$(154)	$—	$2,475
Net income (loss) from discontinued operations	$—	$—	$4,297	$(256)	$—	$4,041
Net income (loss)	$2,268	$1,277	$3,210	$(256)	$—	$6,499
Preferred stock dividends	—	—	314	—	—	314
Net income (loss) available to common shareholders	$2,268	$1,277	$2,896	$(256)	$—	$6,185

Exhibit 99.1

Reportable Segments (Unaudited)

Six Months Ended June 30, 2017	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$25,218	$1,854	$2	$(192)	$26,882
Mortgage fee income	373	18,574	—	(361)	18,586
Insurance and investment services income	248	—	—	—	248
Other income	2,361	(694)	2,518	(2,628)	1,557
Total operating income	28,200	19,734	2,520	(3,181)	47,273
Expenses:
Interest expense	4,288	838	1,109	(553)	5,682
Salaries and employee benefits	5,924	13,101	2,735	—	21,760
Provision for loan losses	967	74	—	—	1,041
Other expense	9,716	4,143	1,829	(2,628)	13,060
Total operating expenses	20,895	18,156	5,673	(3,181)	41,543
Income (loss) from continuing operations, before income taxes	7,305	1,578	(3,153)	—	5,730
Income tax expense (benefit) - continuing operations	2,326	636	(1,066)	—	1,896
Net income (loss) from continuing operations	4,979	942	(2,087)	—	3,834
Income (loss) from discontinued operations	—	—	—	—	—
Income tax expense (benefit) - discontinued operations	$—	$—	$—	$—	$—
Net income (loss) from discontinued operations	$—	$—	$—	$—	$—
Net income (loss)	$4,979	$942	$(2,087)	$—	$3,834
Preferred stock dividends	—	—	251	—	251
Net income (loss) available to common shareholders	$4,979	$942	$(2,338)	$—	$3,583

Exhibit 99.1

Reportable Segments (Unaudited)

Six Months Ended June 30, 2016	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Insurance	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$25,055	$2,095	$1	$—	$(189)	$26,962
Mortgage fee income	(95)	16,859	—	—	(582)	16,182
Insurance and investment services income	175	—	—	—	—	175
Other income	2,474	1,835	2,866	—	(2,921)	4,254
Total operating income	27,609	20,789	2,867	—	(3,692)	47,573
Expenses:
Interest expense	4,199	991	1,105	—	(770)	5,525
Salaries and employee benefits	5,730	13,142	3,172	—	—	22,044
Provision for loan losses	1,900	—	—	—	—	1,900
Other expense	8,904	3,925	1,703	—	(2,922)	11,610
Total operating expenses	20,733	18,058	5,980	—	(3,692)	41,079
Income (loss) from continuing operations, before income taxes	6,876	2,731	(3,113)	—	—	6,494
Income tax expense (benefit) - continuing operations	2,150	1,058	(1,074)	—	—	2,134
Net income (loss) from continuing operations	4,726	1,673	(2,039)	—	—	4,360
Income (loss) from discontinued operations		—	6,926	(580)		6,346
Income tax expense (benefit) - discontinued operations	$—	$—	$2,629	$(218)	$—	$2,411
Net income (loss) from discontinued operations	$—	$—	$4,297	$(362)	$—	$3,935
Net income (loss)	$4,726	$1,673	$2,258	$(362)	$—	$8,295
Preferred stock dividends			500			500
Net income (loss) available to common shareholders	$4,726	$1,673	$1,758	$(362)	$—	$7,795

Exhibit 99.1

Average Balances and Interest Rates (Unaudited) (Dollars in thousands)

	Three Months Ended June 30, 2017			Three Months Ended March 31, 2017			Three Months Ended June 30, 2016
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$3,277	$12	1.47%	$2,734	$10	1.48%	$16,369	$20	0.49%
CDs with other banks	14,456	70	1.94%	14,527	69	1.93%	13,150	62	1.89%
Investment securities:
Taxable	119,553	645	2.16%	108,862	546	2.03%	74,999	332	1.77%
Tax-exempt	53,733	418	3.12%	56,280	430	3.1%	60,718	437	2.88%
Loans and loans held for sale: [1]
Commercial	725,707	8,170	4.52%	746,364	7,943	4.32%	755,350	8,089	4.28%
Tax exempt	15,263	131	3.44%	15,329	131	3.47%	16,495	142	3.44%
Real estate	373,353	4,201	4.51%	352,144	3,764	4.33%	415,126	4,285	4.13%
Consumer	13,817	167	4.85%	14,370	175	4.94%	18,027	213	4.73%
Total loans	1,128,140	12,669	4.50%	1,128,207	12,013	4.32%	1,204,998	12,729	4.23%
Total earning assets	1,319,159	13,814	4.20%	1,310,610	13,068	4.04%	1,370,234	13,580	3.96%
Less: Allowance for loan losses	(9,734)			(9,427)			(8,688)
Cash and due from banks	15,407			15,246			10,974
Other assets	100,205			86,215			88,287
Total assets	$1,425,037			$1,402,644			$1,460,807

Liabilities
Deposits:
NOW	$432,729	$603	0.56%	$415,627	$525	0.51%	$468,074	$648	0.55%
Money market checking	237,173	432	0.73%	236,845	458	0.78%	149,475	280	0.75%
Savings	48,590	20	0.17%	48,092	19	0.16%	43,947	24	0.22%
IRAs	16,282	53	1.31%	16,573	50	1.22%	16,375	53	1.29%
CDs	256,887	855	1.33%	264,626	854	1.31%	320,906	944	1.18%
Repurchase agreements and federal funds sold	21,268	19	0.36%	23,113	17	0.30%	26,816	17	0.25%
FHLB and other borrowings	112,385	380	1.36%	103,990	288	1.12%	175,834	319	0.73%
Subordinated debt	33,524	558	6.68%	33,524	551	6.67%	33,524	553	6.60%
Total interest-bearing liabilities	1,158,838	2,920	1.01%	1,142,390	2,762	0.98%	1,234,951	2,838	0.92%
Noninterest bearing demand deposits	114,974			113,021			97,826
Other liabilities	7,698			9,226			10,173
Total liabilities	1,281,510			1,264,637			1,342,950

Stockholders’ equity
Preferred stock	7,834			8,212			16,334
Common stock	10,375			10,048			8,129
Paid-in capital	96,986			93,476			74,349
Treasury stock	(1,084)			(1,084)			(1,084)
Retained earnings	32,764			31,651			22,001
Accumulated other comprehensive income	(3,348)			(4,296)			(1,872)
Total stockholders’ equity	143,527			138,007			117,857
Total liabilities and stockholders’ equity	$1,425,037			1,402,644			$1,460,807

Net interest spread			3.19%			3.06%			3.04%
Net interest income-margin		$10,894	3.31%		10,306	3.19%		$10,742	3.14%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Exhibit 99.1

Average Balances and Interest Rates (Unaudited) (Dollars in thousands)

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
(Dollars in thousands)	Average Balance	Interest Income/Expense	Yield/Cost	Average Balance	Interest Income/Expense	Yield/Cost
Assets
Interest-bearing deposits in banks	$3,007	$21	1.41%	$17,501	$45	0.51%
CDs with other banks	14,491	140	1.95	13,150	125	1.90
Investment securities:
Taxable	114,237	1,191	2.10	71,482	642	1.80
Tax-exempt	54,999	848	3.11	58,978	844	2.86
Loans and loans held for sale: [1]
Commercial	735,979	16,113	4.41	733,806	16,478	4.49
Tax exempt	15,296	262	3.45	16,653	288	3.46
Real estate	362,807	7,965	4.43	392,723	8,119	4.13
Consumer	14,092	342	4.89	18,168	421	4.63
Total loans	1,128,174	24,682	4.41	1,161,350	25,306	4.36
Total earning assets	1,314,908	26,882	4.12	1,322,461	26,962	4.08
Less: Allowance for loan losses	(9,581)			(8,466)
Cash and due from banks	15,327			13,313
Other assets	93,248			87,221
Total assets	$1,413,902			$1,414,529

Liabilities
Deposits:
NOW	$424,225	$1,126	0.54	$474,045	$1,335	0.56%
Money market checking	237,010	891	0.76	130,235	474	0.73
Savings	48,342	40	0.17	44,405	50	0.23
IRAs	16,426	103	1.26	16,026	103	1.29
CDs	260,735	1,709	1.32	325,555	1,875	1.15
Repurchase agreements and federal funds sold	22,186	36	0.33	27,640	38	0.27
FHLB and other borrowings	108,210	668	1.24	144,962	545	0.75
Subordinated debt	33,524	1,109	6.67	33,524	1,105	6.59
Total interest-bearing liabilities	1,150,658	5,682	1.00	1,196,392	5,525	0.92
Noninterest bearing demand deposits	114,003			92,025
Other liabilities	8,459			9,511
Total liabilities	1,273,120			1,297,928

Stockholders’ equity
Preferred stock	8,022			16,334
Common stock	10,212			8,120
Paid-in capital	95,240			74,312
Treasury stock	(1,084)			(1,084)
Retained earnings	32,211			21,213
Accumulated other comprehensive income	(3,819)			(2,294)
Total stockholders’ equity	140,782			116,601
Total liabilities and stockholders’ equity	$1,413,902			$1,414,529

Net interest spread			3.13			3.15
Net interest income-margin		$21,200	3.25%		$21,437	3.24%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Exhibit 99.1

Selected Financial Data (Unaudited) (Dollars in thousands, except per share data)

	Quarterly					Year-to-Date
	2017	2017	2016	2016	2016	2017	2016
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Earnings and Per Share Data:
Net income from continuing operations	$2,260	$1,574	$2,307	$2,310	$2,458	$3,834	$4,360
Net income from discontinued operations	—	—	—	—	4,041	—	3,935
Net income	2,260	1,574	2,307	2,310	6,499	3,834	8,295
Net income available to common shareholders	2,138	1,445	1,993	1,996	6,185	3,583	7,795
Earnings per share from continuing operations - basic	0.21	0.14	0.23	0.25	0.27	0.35	0.48
Earnings per share from discontinued operations - basic	—	—	—	—	0.50	—	0.49
Earnings per common shareholder - basic	0.21	0.14	0.23	0.25	0.77	0.35	0.97
Earnings per share from continuing operations - diluted	0.20	0.14	0.22	0.24	0.25	0.35	0.45
Earnings per share from discontinued operations - diluted	—	—	—	—	0.38	—	0.40
Earnings per common shareholder - diluted	0.20	0.14	0.22	0.24	0.63	0.35	0.85
Cash dividends paid per common share	0.025	0.025	0.02	0.02	0.02	0.05	0.04
Book value per common share	13.31	13.09	12.93	13.49	13.33	13.31	13.33
Weighted average shares outstanding - basic	10,343,933	9,996,544	8,212,021	8,080,690	8,078,000	10,171,198	8,070,082
Weighted average shares outstanding - diluted	12,181,433	10,009,341	10,068,733	10,434,344	10,433,120	10,172,254	9,925,573

Performance Ratios:
Return on average assets - continuing operations [1]	0.63%	0.45%	0.64%	0.64%	0.67%	0.54%	0.62%
Return on average assets - discontinued operations [1]	—%	—%	—%	—%	1.11%	—%	0.56%
Return on average equity - continuing operations [1]	6.30%	4.56%	7.02%	7.32%	8.34%	5.45%	7.48%
Return on average equity - discontinued operations [1]	—%	—%	—%	—%	13.71%	—%	6.75%
Net interest margin [2]	3.31%	3.19%	3.23%	3.17%	3.14%	3.25%	3.24%
Efficiency ratio [3]	82.38%	85.30%	80.48%	80.58%	78.07%	83.72%	80.04%
Overhead ratio 1 4	5.19%	4.65%	4.69%	5.18%	4.86%	4.93%	4.76%

Asset Quality Data and Ratios:
Charge-offs	$163	$290	$713	$1,018	$635	$453	$826
Recoveries	16	43	8	2	4	59	11
Net loan charge-offs to total loans [1] [5]	0.05%	0.09%	0.27%	0.38%	0.23%	0.07%	0.15%
Allowance for loan losses	9,748	9,372	9,101	9,150	9,091	9,748	9,101
Allowance for loan losses to total loans [6]	0.88%	0.87%	0.86%	0.85%	0.84%	0.88%	0.84%
Nonperforming loans	5,103	6,575	6,229	10,201	8,201	5,103	8,201
Nonperforming loans to total loans	0.46%	0.61%	0.59%	0.95%	0.75%	0.46%	0.75%

Capital Ratios:
Equity to assets	9.74%	9.67%	10.26%	8.54%	8.35%	9.74%	8.35%
Leverage ratio	9.59%	9.24%	9.54%	7.88%	7.67%	9.59%	7.67%
Common equity Tier 1 capital ratio	10.32%	10.15%	10.11%	7.78%	7.69%	10.32%	7.69%
Tier 1 risk-based capital ratio	11.33%	11.19%	11.92%	9.51%	9.44%	11.33%	9.44%
Total risk-based capital ratio	14.66%	14.63%	15.36%	12.76%	12.73%	14.66%	12.73%
1 annualized for the quarterly periods presented
2 net interest income as a percentage of average interest earning assets
3 noninterest expense as a percentage of net interest income and noninterest income
4 noninterest expense as a percentage of average assets
5 charge-offs less recoveries
6 excludes loans held for sale